SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.    )
                                                         ----

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary  Proxy Statement    [ ] Confidential, for Use of the Commission
[ ] Definitive  Proxy  Statement        only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive  Additional  Materials
[ ]  Soliciting  Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             IDM ENVIRONMENTAL CORP.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3.   Filing Party:

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     4.   Date Filed:

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
                             IDM ENVIRONMENTAL CORP.
                              396 Whitehead Avenue
                          South River, New Jersey 08882


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 21, 1997


To the Shareholders of IDM Environmental Corp.:

     An Annual Meeting of Shareholders of IDM Environmental Corp. (the "Company") will be held at the Brunswick Hilton, 3 Tower Center Drive, East Brunswick, New Jersey 08816 at 10:00 a.m., on Wednesday, May 21, 1997 for the following purposes:

          1. To elect one Class I director of the Company to hold office until the 2000 annual meeting of shareholders, or until a successor is duly elected and qualified.

          2. To consider a proposal to authorize the issuance of common shares in excess of 1,915,000 on the conversion of outstanding Series B Preferred Shares.

          3. To consider a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares from 21,000,000 to 31,000,000, consisting of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                            By Order of the Board of Directors


                                            /s/ Frank A. Falco
                                            ------------------------------------
                                            Frank A. Falco
                                            Secretary


South River, New Jersey
May    , 1997

                             IDM ENVIRONMENTAL CORP.
                              396 Whitehead Avenue
                          South River, New Jersey 08882


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1997


     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IDM Environmental Corp. (the "Company") for use at the 1997 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Brunswick Hilton, 3 Tower Center Drive, East Brunswick, New Jersey 08816, on Wednesday, May 21, 1997 at 10:00 a.m. local time. The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about May , 1997.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominee of the Board of Directors named herein, FOR the authorization of the issuance of common shares in excess of 1,915,000 on the conversion of outstanding Series B Preferred Shares, FOR the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

     Shareholders of record at the close of business on April 21, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $.001 par value per share (the "Common Stock"), outstanding and entitled to vote was 9,602,730. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Proposal 3, relating to the amendment of the Company's Restated Certificate of Incorporation, requires the approval of a majority of all shares outstanding. Each of the other matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have the same affect as a vote AGAINST Proposal 3 but will have no effect on the election of directors or any other matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of five directors. The Board is divided into classes (Class I, Class II and Class III) serving staggered three-year terms. The terms of the current Class I, II and III directors expire, respectively, at the upcoming annual meeting, at the 1998 annual meeting and at the 1999 annual meeting. Each director will serve until the expiration of his term and until his successor is duly elected and qualified or until such director's earlier resignation or removal. Frank Patti is the Class I director; Mori Aaron Schweitzer and Robert McGuinness are the Class II directors; and Joel Freedman and Frank Falco are the Class III directors.

     The term of Frank Patti expires as of the upcoming annual meeting. The Board of Directors has nominated Mr. Patti to remain as a director (the "Nominee") until the 2000 annual meeting of shareholders and until his successor is duly elected and qualified or until such director's earlier resignation or removal. A director shall be elected to fill the Class I position by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of the Nominee. In the event, however, that the Nominee is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as Nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that the Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominee and Directors

     Director Standing for Election -- Class I

     Frank Patti. Mr. Patti, 68, has served as a director of the Company since 1994. Mr. Patti has been a Project Engineer at the Brookhaven National Laboratory since October of 1994. From March of 1994 through September of 1994, Mr. Patti was a self-employed nuclear engineering consultant. For more than five years prior to March of 1994, Mr. Patti was Chief Nuclear Engineer for Burns & Roe, a major engineering firm. Mr. Patti serves on the Company's Audit Committee and Compensation Committee.

     Directors Continuing in Office -- Class II

     Mori Aaron Schweitzer. Mr. Schweitzer, 64, has served as a director of the Company since 1993. Mr. Schweitzer is a retired attorney and has been a private investor in and consultant to various small companies since 1983. Since 1996, Mr. Schweitzer has served as founder, President and Chairman of The American ATM Corporation, a private company engaged in the placement and operation of ATM machines. Mr. Schweitzer serves on the Company's Audit Committee and is Chairman of the Company's Compensation Committee.

     Robert McGuinness. Mr. McGuinness, 45, has served as a director of the Company since 1994. Since January of 1995, Mr. McGuinness has served as a partner in the certified public accounting firm of McGuinness, Corley & Hodavance. For more than five years prior to January of 1995, Mr. McGuinness was Vice President of Essroc Corp., a cement manufacturer. Mr. McGuinness serves as Chairman of the Company's Audit Committee and is a member of the Compensation Committee.

     Directors Continuing in Office -- Class III

     Joel A. Freedman. Mr. Freedman, 61, has served as a director of the Company since 1978. Mr. Freedman has served as President and Chief Executive Officer of the Company since co-founding the Company in 1978 and served as Chairman of the Board from 1978 until June of 1993.

     Frank A. Falco. Mr. Falco, 63, has served as a director of the Company since 1978. Mr. Falco has served as Executive Vice President and Secretary of the Company since co-founding the Company in 1978 and has served as Chairman of the Board and Chief Operating Officer of the Company since June of 1993.

Information Regarding Executive Officers Who Are Not Directors

     The following table sets forth the names, ages and offices of the present executive officers of the Company other than those who serve as directors and who are described above. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.

Michael B. Killeen (51).........        Treasurer and Chief Financial Officer
Frank Pasalano (44).............        Vice President of Operations
James R. Harrigan (47)..........        Vice President of Environmental Services
John M. Tuohy (51)..............        Vice President of Nuclear Services
John Klosek (49)................        Vice President of Engineering
Joe Dias (43)...................        Vice President of Sales and Purchasing
Stuart M. Brown (34)............        Vice President and General Counsel
Jose Capote (40)................        Vice President of Business Development

     Other than officers who are subject to employment agreements, each officer serves at the discretion of the Board of Directors. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

     Mr. Falco is the uncle of Mr. Pasalano. Otherwise, there are no family relationships among any of the directors or officers of the Company.

     Michael B. Killeen has served as Treasurer and Chief Financial Officer of the Company since September of 1991. Mr. Killeen also served as a Director of the Company from September of 1991 until May of 1996. Prior to joining the Company, Mr. Killeen served as controller of Burnham Corporation, a multiple plant manufacturer of heating equipment, from 1978 to 1991.

     Frank Pasalano has served as Vice President of Operations of the Company since 1985. Previously, Mr. Pasalano served as a project manager for the Company from 1978 to 1985.

     James R. Harrigan has served as Vice President of Environmental Services since 1989. Previously, Mr. Harrigan served as General Manager of Combustion Engineering, a national engineering firm, from 1986 to 1989.

     John M. Tuohy has served as Vice President of Nuclear Services of the Company since 1990. Previously, Mr. Tuohy served as Director of Burns & Roe, a national engineering firm, from 1970 to 1990.

     John Klosek has served as Vice President of Engineering of the Company since 1989. Previously, Mr. Klosek served as Associate Director of Colgate Palmolive, a conglomerate engaged in the worldwide production and marketing of consumer goods, from 1969 to 1989.

     Joe Dias has served as Vice President of Sales and Purchasing of the Company since 1979.

     Stuart M. Brown has served as General Counsel of the Company since February of 1995 and as a Vice President of the Company since May of 1995. Previously, Mr. Brown was a partner in the law firm of Becker and Brown from September of 1994 to February of 1995. For the prior five years, Mr. Brown was an associate with the law firm of Sills Cummis Zuckerman Radin Tishman Epstein & Gross.

     Jose Capote has served as Vice President of Business Development of the Company since May of 1995 and previously as Director of Business Development since March of 1994. For the previous five years Mr. Capote served as Director of Business Development for Burns & Roe.

Compliance With Section 16(a) of Exchange Act

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1996. All of the filing requirements were satisfied on a timely basis in 1996. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they filed with the Commission.

Committees and Attendance of the Board of Directors

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and a standing Compensation Committee.

     The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. McGuinness, Chairman, Mr. Patti and Mr. Schweitzer.

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Schweitzer, Chairman, Mr. McGuinness and Mr. Patti.

     The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

     During the year ended December 31, 1996, the Board of Directors held four formal meetings and acted through unanimous written consent on other occasions, the Audit Committee held no meetings and the Compensation Committee held one meeting. Each director (during the period in which each such director served) attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus (ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

Compensation of Directors

     Each non-employee director of the Company is paid a fee of $750 for each Board of Directors meeting or committee meeting attended. The Company also reimburses each director for all expenses of attending such meetings.

     Pursuant to the Company's 1995 Stock Option Plan, each non-employee director is granted options to purchase 5,000 shares of Common Stock upon their initial appointment as a director and options to purchase an additional 5,000 shares will be granted to such non-employee directors on each anniversary of their appointment as a director. All such options are exercisable at the fair market value of the Company's Common Stock on the date of grant. Such options are fully vested and exercisable with respect to all of the shares covered on the date of each grant.

     No additional compensation of any nature is paid to employee directors.

Executive Compensation and Other Matters

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 31, 1996 of each of the five most highly compensated executive officers of the Company (the "Named Officers").

                                                                                  Long Term
                                              Annual Compensation                Compensation
                                  ---------------------------------------------  ------------
                                                                Other Annual         Stock
Name and Principal Position       Year  Salary ($) Bonus ($)   Compensation ($)   Options (#)
---------------------------       ----  ---------  ---------   ----------------   -----------
Joel A. Freedman (2)............  1996   250,000   230,000           (1)             75,000
  President and                   1995   277,500       -0-           (1)                -0-
  Chief Executive Officer         1994   270,000       -0-           (1)                -0-
Frank A. Falco (2)..............  1996   250,000   230,000           (1)             75,000
  Executive Vice President and    1995   277,500       -0-           (1)                -0-
  Chief Operating Officer         1994   270,000       -0-           (1)                -0-
Frank Pasalano..................  1996   133,656       -0-           (1)              5,000
  Vice President of               1995   133,656       -0-           (1)                -0-
  Operations                      1994   121,785       -0-           (1)             25,360
Michael B. Killeen..............  1996   122,081       -0-           (1)             20,000
  Treasurer and Chief             1995   120,925       -0-           (1)                -0-
  Financial Officer               1994    98,760       -0-           (1)             25,036
James R. Harrigan...............  1996   119,913       -0-           (1)              5,000
  Vice President of               1995   117,264       -0-           (1)                -0-
  Environmental Services          1994    94,620       -0-           (1)             25,810

------------------------

(1) Although the officers receive certain perquisites such as auto allowances and Company provided life insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) Messrs. Freedman and Falco are each entitled to annual cash compensation in an amount equal to $250,000 plus 2% of operating profits, as defined in their employment agreements. Messrs. Freedman and Falco each receive a draw based on projected operating profits with any deficiency or excess in draw relative to earned compensation constituting a payable to or receivable from the employee. During 1996, Messrs. Freedman and Falco each received cash draws totaling $360,000. The Compensation Committee approved the payment of bonuses during 1996 totaling $230,000 to each of Messrs. Freedman and Falco. $110,000 of such bonus was offset against excess draw paid over actual base salary earned of $250,000 for each of Messrs. Freedman and Falco. See "- Employment Contracts" below.

Stock Option Grants

     The following table sets forth information concerning the grant of stock options made during 1996 to each of the Named Officers:

                                                   Percent of                 Potential Realizable Value
                                                 Total Options                  at Assumed Annual Rates
                                                  Granted to                  of Stock Price Appreciation
                         Options    Employees in     Price       Expiration         For Option Term
          Name          Granted(1)   Fiscal Year   Per Share        Date          5%                10%
          ----          ----------   -----------   ---------     ----------   ------------       --------
Joel A. Freedman......   75,000        32.8%       $3.23125      01/08/01      $39,000           $113,000
Frank A. Falco........   75,000        32.8%        3.23125      01/08/01       39,000            113,000
Frank Pasalano........    5,000         2.2%        2.9375       01/08/06        9,000             23,000
Michael B. Killeen....   10,000         4.3%        2.9375       01/08/96       18,000             46,000
                         10,000         4.3%        8.25         05/24/06            0                  0
James R. Harrigan.....    5,000         2.2%        2.9375       01/08/06        9,000             23,000

------------------------
(1) All referenced options were granted under the Company's 1995 Plan. All such options were fully vested and became exercisable on the date of grant. See "- Stock Option Plans" below.

Stock Option Exercises

     The following table sets forth information concerning the exercise of stock options during 1996 by each of the Named Officers and the number and value of unexercised options held by the Named Officers at the end of 1996:

                                                                                   Value of Unexercised
                                                        Number of Unexercised       In-the Money Options
                          Shares                         Options at FY-End (#)        at FY-End ($)(1)
                        Acquired on       Value      ---------------------------  ---------------------------
         Name           Exercise (#)   Realized ($)  Exercisable   Unexercisable  Exercisable   Unexercisable
         ----           ------------   ------------  -----------   -------------  -----------   -------------
Joel A. Freedman........    -0-           -0-         75,000           -0-           -0-            -0-
Frank A. Falco..........    -0-           -0-         75,000           -0-           -0-            -0-
Frank Pasalano..........    -0-           -0-         20,216        10,144           -0-            -0-
Michael B. Killeen......    -0-           -0-         35,021        10,015           -0-            -0-
James R. Harrigan.......    -0-           -0-         20,486        10,324           -0-            -0-

------------------------
(1) Based on the fair market value per share of the Common Stock at year end, minus the exercise price of "in-the-money" options. The closing price for the Company's Common Stock on December 31, 1996 on the Nasdaq National Market System was $2.9375.

Employment   Contracts,   Termination   of  Employment  and  Change  in  Control
Arrangements

     Messrs. Freedman and Falco. Effective January 1, 1996, Joel A. Freedman and Frank A. Falco each entered into employment agreements, superseding their prior employment agreements, with the Company on substantially identical terms. Pursuant to such agreements, Mr. Freedman and Mr. Falco each receive (i) a base salary of $250,000 per year plus 2% of operating profits; (ii) bonuses as determined by the Board of Directors; and (iii) participation in any employee benefit plans and fringe benefit arrangements generally available to the Company's employees. For purposes of computing the salary of Messrs. Freedman and Falco, operating profits are defined as net income from operations before deduction of interest expense, income taxes, depreciation and amortization and other non-cash charges to income. Such salary, including the incentive portion, is paid pursuant to a draw schedule based on annual forecasts of operating income with any difference in actual salary and draw paid being added to or subtracted from the following year's draw. For calendar year 1996, Messrs. Freedman and Falco's draw, based on forecast operating profits, was $360,000 each and their earned salary was $250,000.

     In addition to their cash compensation, Messrs. Freedman and Falco will receive certain bonuses in the form of Common Stock of the Company (the "Stock Bonus") if the Company meets certain earnings criteria. Pursuant to such stock bonus arrangement, the Company will issue stock to Messrs. Freedman and Falco in an aggregate amount up to 15% of the total issued and outstanding shares of Common Stock of the Company as measured at the time(s) of issuance. The criteria for issuing such shares is as follows: (i) if pre-tax net income for any one of the years from 1994 to 2005 equals or exceeds $2,500,000, shares in an amount equal to 5% of total issued and outstanding Common Stock of the Company shall be issued; (ii) if pre-tax net income for any one of the years from 1994 to 2005 equals or exceeds $3,500,000, shares equal to 5% of total issued and outstanding Common Stock of the Company shall be issued; and (iii) if pre-tax net income for any one of the years from 1994 to 2005 equals or exceeds $6,000,000, shares equal to 5% of total issued and outstanding Common Stock of the Company shall be issued. For purposes of determining satisfaction of the above criteria, each of such criteria may only be satisfied in one of the measuring years but two or more of such criteria may be satisfied in the same year (e.g., pre-tax earnings of $6 million in any one year will satisfy each of the three criteria thus resulting in the issuance of the full 15% but pre-tax earnings of $2.5 million in each of the years will only satisfy the first criteria for one year thus resulting in the issuance of only 5% of the possible 15%). Pre-tax net income for each year shall be determined, and the right to receive shares shall vest, on April 30 following each fiscal year. In computing pre-tax net income for purposes of determining whether the above criteria has been satisfied, any charges to earnings arising solely as a result of the issuance of shares pursuant to the stock bonus arrangement shall be excluded.

     The employment agreements prohibit Mr. Freedman and Mr. Falco from competing, directly or indirectly, with the Company or disclosing confidential matters with respect to the Company for two years after termination of employment. Each of such agreements expires on December 31, 2005 and are thereafter automatically extended for one-year periods unless there is a notice of termination from either the Company or the employee.

     In the event of their disability, Messrs. Freedman and Falco are entitled to continue to receive their full salary at the date of disability for a period of one year after which time the Company may terminate the employment of such disabled employee without further compensation. In the event of death during the term of employment, the estate of Mr. Freedman or Mr. Falco, as appropriate, shall be entitled to three months salary. In the event of the termination of Mr. Freedman or Mr. Falco's employment within one year of the occurrence of various change in control events, or in the event of termination of their employment by the Company for any reason other than death or disability, the Company must pay or provide to Mr. Freedman and/or Mr. Falco, as appropriate, (i) a lump sum payment equal to 2.99 times his average annual gross income from the Company for the five tax-year period ending before the date of such termination; (ii) a lump sum payment equal to three times the value of all "in-the-money" stock options held by such persons at the date of termination; and (iii) continued participation in all employee benefit plans or programs for a period of three years, provided that the employee may, at his election, receive a lump sum cash payment equal to the value of such benefits in lieu of continued participation in such benefit plans. Additionally, in the event of a change in control during the term of their contracts, Messrs. Freedman and Falco will be deemed to have earned in full the Stock Bonuses provided for in their employment contracts. As used in the employment agreements of Messrs. Freedman and Falco, a "change in control" is defined to be (i) the acquisition of 15% of the Company's common stock; (ii) a change in the majority composition of the board of directors within any two year period; or (iii) a failure to elect either of such employees to the board when such employee is standing for election; provided, however, that such events shall not constitute a change in control if a majority of the directors immediately prior to such "change in control" approve the transaction or event otherwise constituting a "change of control."

     Other Executives. The Company has no other employment agreements with any other officers or employees. The Company has, however, entered into agreements with its executive employees pursuant to which such employees have agreed to maintain the confidentiality of certain information and have agreed to not compete with the Company within 250 miles of the Company's principal places of business for a period of three years following the termination of such persons' employment with the Company. Additionally, the Company has entered into agreements with each of its executive officers, including the Named Officers, other than Messrs. Freedman and Falco, which provide that such officers shall be entitled to (i) a lump sum payment equal to 2.99 times his average annual gross income from the Company for the three tax-year period ending before the date of such termination; (ii) a lump sum payment equal to three times the value of all "in-the-money" stock options held by such persons at the date of termination; and (iii) continued participation in all employee benefit plans or programs for a period of three years, provided that the employee may, at his election, receive a lump sum cash payment equal to the value of such benefits in lieu of continued participation in such benefit plans. For purposes of such agreements, a change in control is defined in the same manner as in the employment agreements of Messrs. Freedman and Falco, except that failure of either Mr. Freedman or Falco to be elected when standing for election as a director shall not constitute a "change in control" for purposes thereof.

     All Officers. In addition to the foregoing employment and change of control arrangements, the Company's 1993 Plan and the 1995 Plan provide that all outstanding options shall become fully vested and exercisable in the event of a change in control.

Retirement Savings Plan

     In July of 1992, the Company amended an existing profit sharing plan to convert such plan to a retirement savings plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code. The 401(k) Plan generally covers all employees of the Company who have completed two years of service with Company. Employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 15% of their annual compensation, subject to the federal maximum limit. The Company may, at its own discretion, contribute to the plan. The Company made no contribution to the 401(k) Plan during the fiscal year ended December 31, 1996.

Compensation Committee Report

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers.

     The Compensation Committee consists of non-employee Directors who are not eligible to participate in any of the compensation plans or programs that it administers, other than the receipt of formula grants under the Company's Stock Option Plans. The Committee believes that the Company is best served by a program that is designed to motivate, reward and retain the management team in order to achieve the objectives of the Company. To this end, the Committee has adopted a program designed to focus on the Company's long-term goals. Accordingly, a significant portion of the senior executive compensation is dependent on achieving these long-term goals.

     The philosophical basis of the Committee is to compensate executives based on performance and on the level of responsibility of the executive. Salary ranges are established based on such criteria. Salaries of key executives are set by measuring performance against the benchmark and by determining the value of the executive's contribution towards the Company's long-term goals. In addition, consideration is given to the individual's experience and past performance because the Committee also believes that any program must recognize performance and encourage initiative.

     The Committee also reviews management's response to the changing business environment in which the Company operates. A timely and effective response by management to changing business conditions while continuing to focus on the long-term objectives is considered essential by the Committee. Management is also evaluated on its ability to evaluate and adjust the long-term goals in response to the evolving business climate.

     With respect to the compensation of the Chief Executive Officer and the Chairman of the Board during 1996, pursuant to employment agreements with the Company, each of those officers was entitled to a base salary of $250,000. Additionally, those officers were entitled to specific bonuses based on operating profits as computed under the employment agreements. Pursuant to such bonus provision, neither the Chief Executive Officer nor the Chairman received bonuses for 1996. However, based on the efforts of the Chief Executive Officer and Chairman with regard to the acquisition of rights relating to two proprietary technologies (i.e, the Life superoxygenation process and the Kocee gas generator technology), which efforts were deemed by the Committee to be extraordinary and to enhance the Company's long-term prospects, the Committee authorized the payment of one time bonuses to each of the Chief Executive Officer and the Chairman in the amount of $230,000.


                                        The Compensation Committee

                                        MORI AARON SCHWEITZER, Chairman
                                        ROBERT MCGUINNESS
                                        FRANK PATTI

Beneficial Ownership of Common Stock

     The following table is furnished as of April 1, 1997, to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

     Name and Address              Amount and Nature of         Percent
     of Beneficial Owner        Beneficial Ownership (1)(2)   of Class (2)
     -------------------        ---------------------------   ------------

Joel A. Freedman (3)...........         497,188 (4)               5.1%
Frank A. Falco (3).............         481,053 (5)               5.0%
Michael B. Killeen.............          40,029 (6)                  *
Frank Pasalano.................          25,288 (7)                  *
James R. Harrigan..............          35,648 (8)                  *
Mori Aaron Schweitzer .........          13,000 (9)                  *
Frank Patti....................          11,500 (10)                 *
Robert McGuinness..............          11,570 (11)                 *
All executive officers
 and directors as a
 group (13 persons)............       1,211,269 (12)             12.1%

------------------------
*    Less than 1%.
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) Includes shares of Common Stock not outstanding, but which are subject to options exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)  Address is 396 Whitehead Avenue, South River, New Jersey 08882.
(4) Includes 75,000 shares issuable upon exercise of incentive stock options and non-qualified stock options held by Mr. Freedman. Excludes shares held by the adult children of Joel Freedman. Mr. Freedman disclaims any beneficial ownership interest in such shares.
(5) Includes 75,000 shares issuable upon exercise of incentive stock options and non-qualified stock options held by Mr. Falco. Excludes shares held by Margaret Mullin, the adult daughter of Frank Falco, and the children of Mrs. Mullin. Mr. Falco disclaims any beneficial ownership interest in such shares.

 (6) Includes 40,029 shares out of 45,036 shares issuable upon exercise of incentive stock options held by Mr. Killeen.
 (7) Includes 25,288 shares out of 30,360 shares issuable upon exercise of incentive stock options held by Mr. Pasalano.
 (8) Includes 25,648 shares out of 30,810 shares issuable upon exercise of incentive stock options held by Mr. Harrigan.
 (9) Includes 13,000 shares out of 15,000 shares issuable upon exercise of non-qualified stock options held by Mr. Schweitzer.
(10) Includes 11,500 shares out of 12,500 shares issuable upon exercise of non-qualified stock options held by Mr. Patti.
(11) Includes 11,500 shares out of 12,500 shares issuable upon exercise of non-qualified stock options held by Mr. McGuinness. Also includes 70 shares held by a minor child of Mr. McGuinness, as to which Mr. McGuinness disclaims any beneficial interest.
(12) Includes 372,458 shares of Common Stock subject to stock options held by the officers and directors and exercisable within 60 days.

     Joel Freedman and Frank Falco have entered into a Voting Agreement pursuant to which each has agreed to vote for the other in all elections of directors of the Company. The Voting Agreement also provides that if either of Mr. Freedman or Mr. Falco determine to vote to remove the then existing board of the directors or determines to vote against the approval of any matters submitted for a vote of the shareholders, that the other such person shall also vote in such manner. The Voting Agreement expires on the earlier of December 31, 1998 or a vote to terminate by 60% of the shares then covered by such agreement.

Certain Relationships and Transactions

     Since July of 1988, the Company has leased its executive offices and yard storage facilities from L&G Associates, a partnership controlled by Joel Freedman and Frank Falco, the Company's founders, principal shareholders and principal officers and directors. On March 1, 1993, the Company entered into a new five year lease on such property, including two additional parcels with storage buildings previously leased to a third party. Pursuant to such lease, the Company pays base rent of $270,000 annually subject to annual adjustments based on the Consumer Price Index, plus all costs of maintenance, insurance and taxes.

     In 1994, the Company and L&G entered into an agreement regarding the construction and/or renovation of expanded facilities on the premises leased by the Company from L&G and the renovation and leasing of an adjoining property. The expanded facilities were needed to support current operations and anticipated future growth. The Board of Directors formed a Building Committee to review the terms and fairness of such proposed expansion. In November of 1994, the parties agreed in principal with respect to the terms of the proposed expansion and the Building Committee determined that such expansion met the Company's needs and was on terms which were fair to the Company. Based on such agreement and determination, the Company in November of 1994 commenced renovation and construction on such sites of which one facility, office space (7,600 square feet), was completed during the third quarter of 1995, and the second facility, warehouse space (5,700 square feet), was completed during the third quarter of 1996. Renovation of such office space by the Company at an approximate cost of $303,000 constitutes payment in full of rent for the initial term of the lease of such office space. The Company, however, is responsible for all taxes, utilities, insurance and other costs of occupying the office space during the initial term. Construction of such warehouse space by the Company at an estimated cost of $145,000 constitutes payment in full of rent for the initial term of the lease of such warehouse space. The Company, however, shall be responsible for all taxes, utilities, insurance and other costs of occupying the warehouse space during the initial term. The total cost of the renovations was to be amortized over the initial terms of the lease. On May 16, 1996 the leases were amended and extended fifteen years to May 31, 2011. The amortization associated with the cost of the renovation was extended through the terms of the modified lease. Amortization expense related to these costs for the years ended December 31, 1996 and 1995 was $42,014 and $24,991, respectively. For the years ended December 31, 1996 and 1995, the rent paid totaled $292,884 and $285,050, respectively.

     The Company believes that its existing lease with L&G Associates, as modified, is on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     At December 31, 1994, the Company had receivables from its two principal officers/shareholders, Joel Freedman and Frank Falco, totaling $391,000. $180,000 of such receivables related to the excess draw of Messrs. Freedman and Falco during 1994. See "Executive Compensation and Other Matters." The balance of $211,000 represents certain personal expenses of Messrs. Freedman and Falco which were paid by the Company. Such amounts were repayable on demand with interest accruing at 7% commencing in June of 1995. In September of 1995, Mr. Freedman delivered to the Company 36,621 shares of common stock of the Company for cancellation as payment in full of $192,260, the maximum amount owed by Mr. Freedman during 1995, which remained due to the Company. The value of such canceled shares was based on the average closing price of the common stock during the preceding month.

     At December 31, 1995, the Company's receivable from Mr. Falco totaled $552,479, consisting of $90,000 of excess draw which remained payable from 1994, $82,500 of excess draws during 1995, $187,874 of personal expenses paid by the Company during 1994, $183,797 of personnel expenses paid by the Company during 1995 and $8,308 of interest payable with respect to such advances. In May of 1996, Mr. Falco delivered to the Company 92,214 shares of common stock of the Company for cancellation as payment in full of $670,580, the maximum amount owed by Mr. Falco during 1996, which remained due to the Company. The value of such canceled shares was based on the average closing price of the common stock during the preceding month. At December 31, 1996, Mr. Falco owed $203,041 to the Company relating to $197,359 of personal expenses paid by the Company during 1996 and $5,682 of interest payable with respect to such advances.

     Other than elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Company Performance

     The following graph compares the cumulative total investor return on the Company's Common Stock from April 21, 1994, the date the Company's Common Stock began trading publicly, through December 31, 1996 with an index consisting of returns from a peer group of companies, consisting of the Nasdaq Non-Financial Index (the "Nasdaq Non-Financial Index"), and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index").

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.


   (graph appears at this location depicting the following stock performance)


                            Base Period
                            April 21 '94  December 31 '94   December 31 '95  December 31 '96
                            ------------  ---------------   ---------------  ---------------

IDM Environmental Corp.         100           109.38             92.18            73.43
Nasdaq Composite Index          100           102.04            144.30           177.51
Nasdaq Non-Financial Index      100           101.00            140.75           171.02

                                   PROPOSAL 2
                   AUTHORIZATION OF THE ISSUANCE OF SHARES OF
                   COMMON STOCK IN EXCESS OF 1,915,000 ON THE
               CONVERSION OF OUTSTANDING SERIES B PREFERRED SHARES


     In February of 1996, the Company completed an offering of $3,000,000 of Series B 7% Convertible Preferred Stock (the "Series B Preferred Shares"). The Series B Preferred Shares are convertible into Common Stock commencing 91 days after issuance at the lesser of (i) 120% of the average closing price of the Common Stock over the five trading-day period preceding closing or 82% of the average closing price of the Common Stock over the five trading-day period preceding conversion for conversions occurring between the 91st and 120th day following closing, (ii) 110% of the average closing price of the Common Stock over the five trading-day period preceding closing or 79% of the average closing price of the Common Stock over the five trading-day period preceding conversion for conversions occurring between the 121st and 150th day following closing,
(iii) 100% of the average closing price of the Common Stock over the five trading-day period preceding closing or 76% of the average closing price of the Common Stock over the five trading-day period preceding conversion for conversion occurring between the 151st and 180th day following closing, and (iv) 100% of the average closing price of the Common Stock over the five trading-day period preceding closing or 73% of the average closing price of the Common Stock over the five trading-day period preceding conversion for conversions occurring on or after the 181st day following closing. Conversion of the Series B Preferred Stock is subject to the issuance of a maximum of 1,915,000 shares of Common Stock on conversion unless the shareholders of the Company have approved issuances beyond that level upon conversion. In the absence of shareholder approval of issuances above 1,915,000 shares, all shares of Series B Preferred Stock remaining outstanding if and when 1,915,000 shares have been issued will be subject to mandatory redemption by the Company at $11,000 per share. Further, the Company has the right, upon notice to the holders, to redeem for $12,200 per share any shares of Series B Preferred Stock submitted for conversion at a price of $1.80 or less. The Series B Preferred Shares pay a 7% dividend payable on conversion or at redemption in cash or Common Stock, at the Company's option. All Series B Preferred Shares remaining outstanding on February 12, 2000 shall be automatically converted into Common Stock. The offering of the Series B Preferred Shares was made after evaluating various financing options available to the Company in order to provide adequate working capital to support the Company's growing backlog of projects under contract.

     As of April 15, 1997, all of the Series B Preferred Shares remained issued and outstanding. The Series B Preferred Shares become convertible on May 14, 1997.

     Pursuant to Nasdaq corporate governance rules applicable to the Company, the Company may not permit issuance of shares in excess of 20% of the shares outstanding prior to the issuance unless shareholder approval of such issuance is first obtained. In order to assure compliance with such rules, the shares issuable upon conversion of the Series B Preferred Shares has been limited to 1,915,000 subject to shareholder approval of conversions beyond such level.

     The shareholders are being asked to approve the issuance of shares above the 1,915,000 limit imposed on the conversion of Series B Preferred Shares, if such limit should be reached. Approval of such conversions and issuance will result in the holders of outstanding Series B Preferred Shares being able to convert, at their election, all of the Series B Preferred Shares outstanding subject to the Company's continuing ability to redeem Series B Preferred Shares submitted for conversion at a price of less than $1.80 per share. Based on a closing bid price for the Company's Common Stock of $1.75 at April 1, 1997, conversion of the Series B Preferred Shares would result in the issuance of 2,090,592 shares of Common Stock. Because of uncertainty as to the time of conversion of the Series B Preferred Shares, if ever, and the price of the Common Stock at the time of such conversion, there can be no assurance as to the actual number of shares which will be issued on the conversion of the Series B Preferred Shares.

     If the shareholders do not approve the issuance of shares in excess of the cap, the Series B Preferred Shares remaining outstanding if and when the cap is reached will be subject to immediate redemption by the Company. The Company does not presently have sufficient capital resources or alternative financing sources to redeem the Series B Preferred Shares and support the Company's current level of operations should the shareholders reject this proposal. Based on the Company's financing requirements and the absence of other acceptable financing sources, management believes that the approval of this proposal which would permit the possible issuance of shares beyond the cap on the terms described is in the best interest of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AUTHORIZATION OF THE ISSUANCE OF COMMON SHARES IN EXCESS OF 1,915,000 ON THE CONVERSION OF OUTSTANDING SERIES B PREFERRED SHARES.

                                   PROPOSAL 3
                   AMEND RESTATED CERTIFICATE OF INCORPORATION

     The Company's Restated Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock: 20,000,000 shares of Common Stock, par value $.001 per share; and 1,000,000 shares of Preferred Stock, par value $1.00 per share. In April of 1997, the Board of Directors authorized an amendment to the Certificate to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 shares. The stockholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, the first paragraph of Article Third of the Certificate would be amended to read as follows:

     "The total number of shares of stock which the Corporation shall have the authority to issue is thirty-one million (31,000,000) shares, consisting of thirty million (30,000,000) shares of Common Stock having a par value of $.001 per share and one million (1,000,000) shares of Preferred Stock having a par value of $1.00 per share."

     The Company currently has 20,000,000 authorized shares of Common Stock. As of April 1, 1997, 9,602,730 shares of Common Stock were issued and outstanding. In addition, (1) a total of 933,538 shares of Common Stock were reserved for future issuance upon the exercise of outstanding options under the Company's stock option plans, a total of 4,798,000 shares are reserved for issuance upon exercise of outstanding warrants, (3) an indeterminate number of shares are issuable pursuant to the employment contracts of Messrs. Freedman and Falco in the event certain earnings criteria are satisfied, and (4) an indeterminate number of shares are issuable upon conversion of outstanding Series B Convertible Preferred Stock.

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners. The Board of Directors has no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock or securities convertible into Common Stock, except as may be required by applicable law.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including adoption of a Share Rights Plan (aka a "Poison Pill") and provisions of the Certificate authorizing the Board to issue up to 1,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

Vote Required and Board of Directors' Recommendation

     The affirmative vote of a majority of all outstanding shares of Common Stock of the Company is required for approval of this proposal. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE.

                              INDEPENDENT AUDITORS

     The Audit Committee and Board of Directors selected Samuel Klein & Company as independent auditors for the year ended December 31, 1996. Samuel Klein & Company were also the Company's independent auditors in 1994 and 1995. The Company has not chosen an independent auditor for the year ending December 31, 1997, as the Company historically, does not choose its auditors until near the end of the fiscal year.

     Representatives of Samuel Klein & Company are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement, and are expected to be available to respond to appropriate inquiries from shareholders.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1998 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than January 15, 1998.

                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                       By Order of the Board of Directors


                                       /s/ Frank A. Falco
                                       -----------------------------------------
                                       Frank A. Falco
                                       Secretary

South River, New Jersey
May    , 1997

                             IDM ENVIRONMENTAL CORP.
                              396 Whitehead Avenue
                          South River, New Jersey 08882


                    Proxy for Annual Meeting of Shareholders
                           to be held on May 21, 1997


           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Joel A. Freedman and Frank A. Falco, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of IDM Environmental Corp., a New Jersey
corporation (the "Company"), on May 21, 1996, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

     1. GRANTING            WITHHOLDING               authority to vote for the
                ------------           ---------------

Election as a director of the Company the following nominee: Frank Patti (Class I).

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

     2. Proposal to authorize the issuance of common shares in excess of 1,915,000 on the conversion of outstanding Series B Preferred Shares.

                   FOR                   AGAINST                    ABSTAIN
         ----------             ---------                 ----------

     3. Proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares from 21,000,000 to 31,000,000, consisting of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

                   FOR                   AGAINST                    ABSTAIN
         ----------             ---------                 ----------

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                                Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney,
                                executor,  administrator,   trustee,   guardian,
                                or corporate officer, please indicate the capacity in which signing.

                                DATED:                              , 199
                                      ------------------------------     -------

                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                Signature if held jointly

PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE